Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-131520), and

2)
Registration Statements (Form S-8 Nos. 333-41682, 333-65844, 333-91472, 333-106181, 333-117744, 333-122379, 333-131372, 333-134319, 333-149941, 333-151349, 333-157031, 333-162880, 333-165072, 333-166933, 333-172434, 333-179587, 333-181137, 333-186963,333-195701 and 333-203954) pertaining to the 1997 Stock Option Plan, the 2000 Employee Stock Purchase Plan, the 2000 Non-Employee Directors Stock Option Plan, the 2006 Equity Incentive Plan a Non-Plan Stock Option Agreement, a Non-Plan Award Agreement (Restricted Stock Units), the 2012 Employee Stock Purchase Plan, the 2015 Equity Incentive Plan of Cepheid;

of our reports dated February 25, 2016 with respect to the consolidated financial statements and schedule of Cepheid and the effectiveness of internal control over financial reporting of Cepheid included in this Annual Report (Form 10-K) for the year ended December 31, 2015.
/s/ Ernst & Young LLP
San Jose, California
February 25, 2016